Exhibit 99.1

PhaseBio Reports Third Quarter 2018 Financial and Business Results

Closed initial public offering that raised $43.0 million in net proceeds

Demonstrated proof of concept for PB2452, supporting continued development for the reversal of antiplatelet activity of ticagrelor

Malvern, PA, and San Diego, CA, Nov. 29, 2018 — PhaseBio Pharmaceuticals, Inc. (Nasdaq: PHAS), a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for orphan diseases, with an initial focus on cardiopulmonary disorders, today reported financial results for the third quarter ended September 30, 2018, and provided an update on corporate activities.

“The significant corporate and clinical progress PhaseBio has achieved thus far in 2018 reflects our commitment to advancing innovative therapies in areas of high unmet need,” said Jonathan P. Mow, Chief Executive Officer of PhaseBio. “The proceeds from our initial public offering will support the advancement of our clinical programs, PB1046 and PB2452. In November, we dosed the first patient in the Phase 2b trial of PB1046, which leverages our proprietary elastin-like polypeptide technology for the treatment of pulmonary arterial hypertension. Additionally, preliminary data from our recently completed Phase 1 trial of PB2452 support its continued development as a reversal agent for the antiplatelet therapy ticagrelor, and we look forward to initiating a Phase 2a trial of PB2452 in the first half of 2019.”

Third Quarter 2018 and Recent Corporate Progress

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Dosed first patient in PB1046 Phase 2b trial: In November, PhaseBio dosed the first patient in a multi-center, randomized, double-blind, parallel-group Phase 2b trial to evaluate the safety, tolerability and efficacy of PB1046 for the treatment of pulmonary arterial hypertension (“PAH”).

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Completed initial public offering: In October, PhaseBio closed an initial public offering of 9,864,666 shares of common stock at a public offering price of $5.00 per share, including shares sold pursuant to the partial exercise of the underwriters’ option to purchase additional shares. PhaseBio received $43.0 million in net proceeds, after deducting underwriting discounts and commissions and offering expenses.

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Reported preliminary PB2452 Phase 1 data: In September 2018, PhaseBio announced positive preliminary results from its Phase 1 clinical trial of PB2452, a novel reversal agent for the antiplatelet drug ticagrelor. PhaseBio has locked the trial database and confirmed that PB2452 achieved rapid, complete and sustained reversal of ticagrelor’s antiplatelet activity, with no PB2452-related adverse events or serious adverse events reported, consistent with the preliminary results described in PhaseBio’s final prospectus for its IPO, filed with the Securities and Exchange Commission on October 19, 2018. PhaseBio expects to present the data from this trial at a medical meeting in 2019.

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Completed Series D financing: In August, PhaseBio raised $17.7 million in net proceeds from the sale of Series D preferred stock. Existing investors participated in the financing as well as new investors, including Cormorant Asset Management, Rock Springs Capital and Mountain Group Partners.

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Provided update on development of PB1046 for PAH: In July, PhaseBio reported the completion of a Phase 1b/2a multiple ascending dose trial of PB1046 in patients with heart failure with reduced ejection fraction, as well as preliminary data from a pilot study of PB1046 in PAH patients. Results from these studies support the continued evaluation of PB1046 as a once-weekly subcutaneous injection for the treatment of PAH.

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Appointed Caroline M. Loewy to board of directors: In July, Caroline M. Loewy joined PhaseBio’s board of directors and was appointed Chair of the Audit Committee. Ms. Loewy currently serves on the Board of Directors and Audit Committees of CymaBay Therapeutics and Aptose Biosciences.

Upcoming Milestones

•	Initiate Phase 2a trial of PB2452 in healthy older adults in the first half of 2019.

•	PhaseBio expects to present the final data from the completed Phase 1 trial of PB2452 at a medical meeting in 2019.

Third Quarter 2018 Financial Results

Cash Position

Cash and cash equivalents at September 30, 2018 were $24.3 million, compared to $13.4 million at December 31, 2017. The increase reflects net proceeds from the issuance of Series D preferred stock and net proceeds from term loan borrowings, partially offset by cash used in operating activities. This amount does not reflect the net proceeds from the IPO, which closed after September 30, 2018.

Results of Operations

Three Months Ended September 30, 2018

The Company reported a net loss of $7.9 million for the three months ended September 30, 2018, which compared with a net loss of $2.6 million for the same prior year period. This resulted in a net loss of $10.45 per share for the three months ended September 30, 2018, as compared to a net loss of $3.44 per share for the corresponding period in 2017, on both a basic and diluted basis.

Grant revenues were $0.4 million for the three months ended September 30, 2018. The Company did not record any grant revenues for the three months ended September 30, 2017.

Research and development expenses increased to $4.4 million for the three months ended September 30, 2018, as compared to $1.3 million for the three months ended September 30, 2017 reflecting an increase in clinical development activities related to PB2452.

General and administrative expenses were $1.1 million for the three months ended September 30, 2018 as compared to $0.6 million for the three months ended September 30, 2017.

About PhaseBio

PhaseBio Pharmaceuticals, Inc., is a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies to treat orphan diseases, with an initial focus on cardiopulmonary disorders. The company’s lead development candidate is PB2452, a novel reversal agent for the antiplatelet therapy ticagrelor. PhaseBio is also leveraging its proprietary elastin-like polypeptide (“ELP”) technology platform to develop therapies with the potential for less-frequent dosing and improved pharmacokinetics. PhaseBio’s second product candidate, PB1046, is based on ELP and is a once-weekly vasoactive intestinal peptide receptor agonist for the treatment of PAH.

PhaseBio is located in Malvern, PA and San Diego, CA. For more information, please visit www.phasebio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements.

Forward-looking statements include statements concerning or implying the conduct of our clinical trials, the timing of the release of the results of our clinical trials, and our cash use. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

Risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our quarterly report on Form 10-Q for the quarter ended September 30, 2018. These forward-looking statements speak only as of the date hereof, and PhaseBio Pharmaceuticals, Inc. disclaims any obligation to update these statements except as may be required by law.

Investor Contact:

John Sharp

PhaseBio Pharmaceuticals, Inc.

Chief Financial Officer

(610) 981-6506

john.sharp@phasebio.com

Media Contact:

Sarah Hall

6 Degrees

(215) 313-5638

shall@6degreespr.com

PhaseBio Pharmaceuticals, Inc.

Condensed Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Grant revenues	$411	$—	$411	$—
Operating expenses:
Research and development	4,354	1,330	9,779	4,387
General and administrative	1,056	565	2,616	1,700
Total operating expenses	5,410	1,895	12,395	6,087
Loss from operations	(4,999)	(1,895)	(11,984)	(6,087)
Other expense	(2,902)	(665)	(6,994)	(1,625)
Net loss	$(7,901)	$(2,560)	$(18,978)	$(7,712)

Net loss per common share, basic and diluted	$(10.45)	$(3.44)	$(25.33)	$(10.38)

Weighted average common shares outstanding, basic and diluted	755,908	743,241	749,198	743,241

PhaseBio Pharmaceuticals, Inc.

Condensed Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2018	2017
Assets:
Cash and cash equivalents	$24,341	$13,406
Other receivable, prepaid expenses and other current assets	627	340
Property and equipment, net	251	302
Deferred offering costs	2,218	—
Other non-current assets	51	51
Total assets	$27,488	$14,099

Liabilities, redeemable convertible preferred stock and stockholders' deficit:
Convertible promissory notes, net of discount	$—	$12,095
Derivative liability	—	3,028
Current portion of long-term debt	3,125	761
Accounts payable and accrued expenses	4,563	1,711
Preferred stock warrant liability	5,990	1,656
Deferred rent	—	5
Long-term debt	4,375	2,625
Redeemable convertible preferred stock	125,609	89,634
Stockholders’ deficit	(116,174)	(97,416)
Total liabilities, redeemable convertible preferred stock and stockholders' deficit	$27,488	$14,099